Exhibit 99.1

Gaxos Acquires Strategic Stake in America First Defense, Developer of Advanced Drone-Based Electronic Warfare System

Acquisition Provides Exposure to Emerging US Defense Technologies with Multi-Sector National Security Applications

Roseland, NJ, March 03, 2026 (GLOBE NEWSWIRE) -- Gaxos.ai Inc. (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various high-growth sectors, today announced that it acquired a 19.99% stake in America First Defense (“AFD”), a US-based defense technology company developing next-generation drone and robotics platforms.

America First Defense is an American-owned defense technology company developing next-generation security platforms across both air and ground domains. The company is focused on two high-priority categories: a detachable counter-drone system designed to neutralize hostile UAVs through precise protocol-level cyber attacks without collateral jamming, and a biomimetic soft robotics platform engineered for low-detection ground and subsurface operations. The company is seeking to address rapidly expanding demand from the Department of War, Department of Homeland Security, border security, maritime security, municipal safety, and critical infrastructure operators. With a strategy centered on American-made IP, scalable deployment economics, and mission-specific precision, America First Defense was established to serve the needs of a fast-growing defense market seeking cost-effective, all-domain systems purpose-built to counter modern autonomous threats.

The investment gives Gaxos exposure to a defense innovation platform built around American-owned intellectual property, operational precision, and deployment economics designed for real-world field adoption. As autonomous threats continue to evolve and the need for domestically developed countermeasures accelerates, Gaxos believes AFD is positioned within a compelling and rapidly expanding addressable market.

“We believe this transaction places Gaxos at the intersection of AI, defense innovation, and a rapidly accelerating national security priority,” said Vadim Mats, Chief Executive Officer of Gaxos. “America First Defense is developing differentiated technologies for a market that is demanding faster, more precise, and more scalable solutions. By securing this ownership position, we are expanding our footprint into a category that we believe provides significant strategic relevance and long-term commercial potential, while continuing to execute on opportunities that we believe can enhance shareholder value.”

This transaction reinforces Gaxos’ broader strategy of building a diversified portfolio of AI-driven businesses and strategic investments across sectors where innovation, demand, and long-term value creation converge. The Company continues to evaluate opportunities that can expand its market reach, strengthen its technology exposure, and support future growth.

For more information, visit Gaxos.AI and America First Defense. You can also follow Gaxos.ai on LinkedIn for the latest updates and news.

About America First Defense

America First Defense is an American defense technology company focused on developing advanced defense systems including airborne counter-drone technology and biomimetic soft robotics platforms designed for defense, homeland security, and critical infrastructure applications.

About Gaxos.ai Inc.

Gaxos.AI is a technology company focused on reshaping the way people interact with artificial intelligence across everyday life and high-impact industries. More than a developer of applications, Gaxos.AI is building a portfolio of AI-powered solutions designed to make advanced technology more practical, accessible, and transformative. The company’s growing portfolio spans defense, health and wellness, entertainment, and productivity—bringing intelligent tools to markets where innovation can drive meaningful real-world outcomes.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

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